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                                   EXHIBIT 5

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                               November 20, 2001


Irvine Sensors Corporation
3001 Redhill Avenue
Costa Mesa, CA  92626

         Re: Irvine Sensors Corporation - Registration Statement of an Aggregate of 500,000 Shares of Common Stock
              -------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Irvine Sensors Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an additional 500,000 shares of the Company's common stock for issuance under the Irvine Sensors 2001 Compensation Plan (the "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plans. Based on such review, we are of the opinion that if, as and when the shares of the Company's common stock have been issued and sold (and the consideration therefor received) pursuant to (i) the provisions of subscription agreements duly authorized under the Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the shares of the Company's common stock issuable under those Plans.

                              Very truly yours,



                              /s/ BROBECK, PHLEGER & HARRISON LLP